UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2016 (May 3, 2016)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2016, Tractor Supply Company (the "Company") issued the press release furnished herewith as Exhibit 99.1 announcing that Steve Barbarick, age 48, has been promoted to President and Chief Merchandising Officer, effective immediately.

Mr. Barbarick joined Tractor Supply Company as a Buyer in 1998. He has held positions of increasing responsibility including Vice President and Divisional Merchandise Manager from 2003 to June 2009, Vice President, Merchandising from June 2009 to February 2011, Senior Vice President, Merchandising from February 2011 to September 2012, Executive Vice President, Merchandising and Marketing from September 2012 to March 2015 and most recently, Executive Vice President, Chief Merchandising Officer since March 2015. Mr. Barbarick will continue to lead the merchandising, marketing, inventory management, omni-channel, distribution and logistics teams. He will continue to report to Chief Executive Officer Greg Sandfort.

In connection with this promotion and in recognition of his additional duties and responsibilities, Mr. Barbarick was awarded a grant of 13,882 non-qualified stock options and 1,315 restricted stock units under the Company's 2009 Stock Incentive Plan. The non-qualified stock options vest ratably each year over a three-year period and the restricted stock units vest on the third anniversary of the grant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Tractor Supply Company, dated May 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

May 4, 2016	By:	/s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 3, 2016